POWER OF ATTORNEY



	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kathryn Wanagat the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or director of Flagstar Bancorp, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similarly authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned further agrees to indemnify and hold the attorney-in-fact free and harmless from and against any and all liabilities, costs, damages, judgments, attorneys' fees and disbursements, expenses, losses or liabilities of any kind or nature which may incur or sustain as a result of any action taken by him or her in good faith hereunder. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3 day of July, 2003.






                                                _/s/ Richard S.
Elsea_____
						Signature




                                                ___Richard S.
Elsea
						Print Name



STATE OF Michigan

COUNTY OF
Wayne



	On the 3 day of July, 2003, before me personally came Richard S. Elsea, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same.

	WITNESS my hand and official seal.




                                                /s/ Denise A.
Derderian
						Notary Public





						My Commission
Expires:
		                                 October 11, 2006